UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2008

VIRTUAL RADIOLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-33815	27-0074530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Opus Parkway, Suite 200, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip code)

(952) 392-1100

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Election of Directors

On September 10, 2008, Virtual Radiologic Corporation (the “Company”) announced that Brian F. Sullivan was appointed to the Company’s Board of Directors on September 8, 2008.  Mr. Sullivan will serve on the Board of Directors’ Audit Committee and Nominating and Corporate Governance Committee.  A copy of the press release announcing Mr. Sullivan’s appointment is furnished as Exhibit 99.1 and is incorporated herein by reference.

Mr. Sullivan is a seasoned executive, entrepreneur and former business owner with more than 17 years of corporate board experience.  Since 2003, Sullivan has served as president and chief executive officer of Maple Grove, Minn.-based SterilMed, Inc., which repairs and refurbishes medical devices and equipment for the healthcare industry.

Previously, Sullivan was co-founder, chairman and chief executive officer of Recovery Engineering, Inc., an industry leader in the design, manufacture, and marketing of consumer water treatment systems sold under the PUR brand name.

Sullivan holds a bachelor of arts degree from Harvard University, and currently serves on the Board of Directors for Entegris, Inc.

Item 9.01                                             Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 10, 2008

VIRTUAL RADIOLOGIC CORPORATION

By:	/s/ George Frisch
Name: George Frisch
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 10, 2008